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                                                                    Exhibit 23.5





Independent Auditors' Consent:


         We consent to the use in this Amendment No. 2 to Registration Statement No. 333-89725 of AES Eastern Energy, L.P. of our reports dated January 18, 2000, with respect to AES Eastern Energy, L.P. and to AES New York L.L.C. appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Projected Financial Data" and "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
McLean, VA
February 11, 2000